EXHIBIT 4.1

AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK

This Amendment (“Amendment”), dated effective May 13, 2014 (the “Amendment Date”), amends the Warrant to Purchase Common Stock, dated May 14, 2009 (the “Warrant”), issued by Cytori Therapeutics, Inc., (the “Company”) to purchase ______ shares of the Company’s common stock, $0.001 par value per share. Capitalized terms used but not defined herein shall have the meaning given to them in the Warrant.

WHEREAS, Holder and the Company desire to enter into this Amendment in accordance with Section 15(c) of the Warrant with respect to certain changes to the terms of the Warrant from and after the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder do hereby agree as follows:

1. The definition of “Expiration Date” set forth in the first paragraph of the preamble to the Warrant is hereby amended and restated in its entirety to read as follows: “5:30 P.M., New York City time, on May 14, 2015”.

2. The exercise price of the Warrant set forth in the first paragraph of the preamble to the Warrant is hereby deleted and replaced with an exercise price of “$3.50” per share.

3. Holder represents and warrants to the Company that Holder is the record and beneficial owner of the Warrant listed below Holder’s signature and is legally authorized to execute this Amendment with respect to such Warrant.

4. Holder acknowledges that Holder’s signature below constitutes Holder’s consent to this Amendment to the extent required by the terms of the Warrant.

5. The term “Warrant” as used in the Warrant shall be deemed to refer to the Warrant as amended hereby.

6. Except as specifically modified herein, the remaining provisions of the Warrant remain in full force and effect.

7. This Amendment may be executed in counterparts, all of which shall constitute one and the same Amendment.  This Amendment may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first set forth above.

HOLDER:	CYTORI THERAPEUTICS, INC.
By:	By:
Name:	Name: Mark E. Saad
Title:	Title: Chief Financial Officer

Warrant No.:                                ________________________